Exhibit 99.1

2026 Investor Day A permanent home for businesses NASDAQ: TMS

2 Disclaimer STATEMENT REGARDING THIS FREE WRITING PROSPECTUS Teamshares Inc. (the "Company") and Live Oak Acquisition Corp. V ("Live Oak") intend to publicly file a registration statement (including a proxy statement/prospectus) with the U.S. Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the proxy statement/prospectus in that registration statement, the prospectus supplement related to the offering and other documents the Company and Live Oak have filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. About this Presentation This investor presentation (this “Presentation”) is provided for informational purposes only in connection with a proposed business combination between Teamshares Inc. (the “Company”) and Live Oak Acquisition Corp. V (“Live Oak”) and related transactions (collectively, the “Proposed Business Combination”) and for no other purpose. The information contained herein does not purport to be all - inclusive and none of Live Oak, the Company or their respective representatives or affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein. Forward Looking Statements This Presentation contains certain forward - looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act that are based on beliefs and assumptions and on information currently available to Live Oak and the Company. Forward - looking statements generally relate to future events or the Company’s future financial or operating performance. For example, statements regarding anticipated growth in the industry in which the Company operates and anticipated growth in demand for the Company’s products and services, the satisfaction of closing conditions to the Proposed Business Combination and the timing of the completion of the Proposed Business Combination are forward - looking statements. In some cases, you can identify forward - looking statements by terminology such as “pro forma”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward - looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward - looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the risk that the parties are unable to enter into a definitive agreement with respect to the Proposed Business Combination or to complete the Proposed Business Combination; the risk that the Proposed Business Combinations may not be completed in a timely manner or at all, which may adversely affect the price of Live Oak's securities; the failure by the parties to satisfy the conditions to the consummation of the Proposed Business Combination, including the approval of Live Oak's shareholders; failure to realize the anticipated benefits of the Proposed Business Combinations; the level of redemptions of Live Oak's public shareholders; the failure of the combined company to obtain or maintain the listing of its securities on any stock exchange on which the combined company’s common stock will be listed after closing of the Proposed Business Combination;competition, the ability of the Company to grow and manage growth, maintain relationships with customers and retain its management and key employees; costs related to the Proposed Business Combination; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and continue to innovate its existing products and services. Nothing in this Presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward - looking statements will be achieved. You should not place undue reliance on forward - looking statements, which speak only as of the date they are made. Live Oak and the Company undertake no duty to update these forward - looking statements. No Offer or Solicitation This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any securities. No such offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom. Live Oak intends to file a registration statement on Form S - 4 with the U.S. Securities and Exchange Commission (the “SEC”), which will include a document that serves as a prospectus and proxy statement of Live Oak, referred to as a proxy statement/prospectus, to be sent to all Live Oak shareholders. Live Oak also will file other documents regarding the Proposed Business Combination with the SEC. Before making any voting decision, investors and security holders of Live Oak are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Proposed Business Combination as they become available because they will contain important information about the Proposed Business Combination. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Live Oak through the website maintained by the SEC at www.sec.gov.

3 Disclaimer Participants in the Solicitation Live Oak and the Company and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from Live Oak’s shareholders in connection with the Proposed Business Combination. A list of the names of the directors and executive officers of Live Oak and information regarding their interest in the Proposed Business Combination will be contained in the proxy statement/prospectus when available. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Live Oaks shareholders in connection with the Proposed Business Combination, including the names and interests of the Company's directors and executive officers, will be set forth in the proxy statement/prospectus on Form S - 4 for the Proposed Business Combination, which is expected to be filed by Live Oak and the Company with the SEC. You may obtain free copies of these documents as described in the preceding paragraph. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. Financial Information; Non - GAAP Financial Measures The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S - X. Such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be filed relating to the Proposed Business Combination and the proxy statement/prospectus contained therein. Some of the financial information and data contained in this Presentation, such as Adjusted EBITDA, Pro Forma Adj. EBITDA, Free Cash Flow, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Live Oak and the Company believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in comparing the Company’s financial condition and results of operations with other similar companies, many of which present similar non - GAAP financial measures to investors, and to assess certain financial and business trends relating to the Company’s financial condition and results of operations. Among other things, the Company’s management uses these non - GAAP measures for trend analyses and for budgeting and planning purposes. Management does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non - GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded and included in determining these non - GAAP financial measures. In order to compensate for these limitations, management presents non - GAAP financial measures in connection with GAAP results. You should review the Company’s audited financial statements, which will be included in the Registration Statement. Use of Projections This Presentation contains projected financial information with respect to the Company. The projected financial information constitutes forward - looking information, is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward - Looking Statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Industry and Market Data In this Presentation, Live Oak and the Company rely on and refer to certain information and statistics obtained from third - party sources which Live Oak and the Company believe to be reliable . Some data is also based on the good faith estimates of the Company, which in each case are derived from its review of internal sources as well as the independent sources described above . Although Live Oak and the Company believe these sources are reliable, Live Oak and the Company have not independently verified the accuracy or completeness of any such third - party information . Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners . Their use is not alone intended to, and does not alone imply, a relationship with any party or an endorsement or sponsorship by or of any party . Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but such references are not intended to indicate, in any way, that the Company or the applicable rights owner will not assert, to the fullest extent under applicable law, its rights to these trademarks, service marks, trade names and copyrights .

4 Adam Fishman President and CFO Michael Brown Founder and CEO Alex Eu Founder and President Brian Gaebe Chief Financial Officer Rick Hendrix Chairman and CEO Madhuri Kommareddi Chief Operating Officer Investor Day Presenters Kevin Shiiba Founder and CTO TEAMSHARES LIVE OAK

Teamshares
5

Agenda

	Section	Speaker
9:00	Introduction to Teamshares	**Alex Eu** Founder & President
	Live Oak Thesis on Teamshares	**Rick Hendrix** CEO, Live Oak
	The Big Picture	**Michael Brown** Founder & CEO
	Technology Overview	**Kevin Shiiba** Founder & CTO
	Acquisition + Transition Overview	**Madhuri Kommareddi** COO
10:15	Break	
	Operations Panel Discussion	**Madhuri Kommareddi** COO
	Financial Overview	**Brian Gaebe** CFO
	Key Conclusions	**Adam Fishman** President and CFO, Live Oak
11:15	Q&A

Introduction to Teamshares Alex Eu | President

Live Oak Thesis on Teamshares Rick Hendrix | Live Oak CEO

8 Merchant banking firm specializing in principal investments, SPAC sponsorship, and corporate advisory. + Partner to owners, boards, and mgmt teams of private and public companies. + Public board experience: Rick Hendrix has chaired four public company boards. + Former executive officers at FBR , a NYSE - listed investment bank focused on middle - market companies. Executives of the sponsor advised on 200+ IPO during IB careers. + Deep SPAC expertise: Five - time SPAC sponsor with multiple successful mergers; created SPAC banking teams at FBR and Jefferies. + Active private investor and advisor to pre - IPO companies across sectors.

9 Capital markets expertise to support Teamshares as a new public company + Support capital raising across equity and debt markets, including follow - ons, PIPEs and refinancing + Leverage SPAC experience to navigate post - merger transition and public market dynamics + Advise on investor messaging, positioning and engagement with public market investors + Build equity research coverage and engagement with trading desks to drive interest and liquidity + Act as a strategic partner to management on growth initiatives and capital allocation

10 Live Oak thesis on Teamshares Highly innovative market leader + Tech - enabled acquiror of SMEs + 92 companies today, millions in TAM + Compounds and re - allocates capital + At key FCF inflection point + EBITDA positive, scaled above G&A + Positioned to benefit from public debt + Common equity PIPE led by TRP IM + Simple investor metrics + Reliable #s, KPMG since inception +

11 Shareholder - aligned exec team Invested $1M at Series E Investing $1M in PIPE + + + 4 year / $25 per share lock - up 1 Market salaries or below No cash bonuses + + + Incentive plan entirely stock - based 1) Lock - up ends on the earlier of (i) the four - year anniversary of the Closing, (ii) the date the VWAP equals or exceeds $25.00 per share for any 20 trading days within any 30 - trading - day period commencing at least 150 days after the Closing, or (iii) termination of employment without cause.

12 Backed by long - term investors to build an enduring public company

13 1) As of 12/31/25. 2) Pro Forma Adjusted EBITDA is a non - GAAP financial measure, see Appendix for additional information. Implied pro forma enterprise value based on pre - money fully diluted equity valuation of $525M adjusted for $425 million in aggregate purchase consideration in 2026 and 2027. 3) Public company financial estimates as of 3/20/2026. Source: FactSet and company filings. 4) Share count includes 49.5 million roll - over shares, 23.0 million LOKV shares, 13.7 million PIPE shares, 3.5 million Sponsor shares, and 0.5 million shares for SAFE investors.. Excludes the impact of LOKV public warrants and private placement warrants struck at $11.50, as well as assumed options. The pro forma figures are based on a number of assumptions, and actual results may vary significantly from our expectations. 5) Management lock - up subject to early release in the event the Company’s stock price exceeds $25.00 per share for any 20 trading days within any 30 trading days commencing 150 days after closing. + Entry multiple of 11.9x 2027E PF Adj. EBITDA 2 represents an attractive entry multiple relative to peers + Public comps trade at 14.7x 2027E EBITDA 3 + Existing shareholders aligned with meaningful earnout economics, vesting at $12, $15 and $20 per share Pro Forma Enterprise Value $825M 1 Primary Proceeds Up to $339M PIPE $126.5M at $9.20/Share Use of Proceeds 100% Primary Existing Shareholder % 55% at Close 4 Teamshares Exec Lockup 4 Years or $25/Share 5 Anticipated Closing 2Q 2026 Transaction Summary

The Big Picture Michael Brown | CEO

15 Key investor day takeaways A differentiated small cap listing with a significant growth opportunity Simple, transparent financial metrics Clear, repeatable compounding model as a programmatic acquiror Software helps access, industrialize + scale our model in the SME market + + + + + Disciplined capital allocation, focused on long - term shareholder value

16 Madhuri Kommareddi Brian Gaebe Kevin Shiiba Alex Eu Michael Brown COO CFO Founder + CTO Founder + President Founder + CEO Executive experience in Former public company Product manager + Acquired + operated Acquired + operated finance + government chief accounting officer software engineer post - IB small businesses small businesses A founder - led team built for scale with executive experience aligned to the model

17 Why Teamshares matters

18 Why Teamshares matters [1] SHORT - TERM GROWTH INFLECTION + $525M pre - money equity value + $100M+ 2027 Pro Forma Adj. EBITDA forecast 1 + 129% Pro Forma Adj. EBITDA CAGR 2025 → 2027 1 1) Based on low end of forecast range. Pro Forma Adjusted EBITDA is a non - GAAP financial measure, see Appendix for additional information.

19 Why Teamshares matters [2] LONG - TERM VISION FOR THOUSANDS OF COMPANIES per year 2 4.5M+ SMEs owned Baby Boomers / GenX 1 15,000+ size qualified listings sourced + + to Pro 9 companies acquired in 2025 added $26M + Forma Adj. EBITDA 3 Sources: 1) US Census data. 2) Teamshares transaction software, 3) EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are non - GAAP financial measures. The most directly comparable GAAP measure is net income (loss). These measures should not be considered in isolation or as a substitute for net income (loss) or other measures prepared in accordance with GAAP. During the year ended December 31, 2025, the post - acquisition results of operating subsidiaries acquired during 2025 contributed $10.9 million to Adjusted EBITDA and an additional $14.8 million to Pro Forma Adjusted EBITDA. See Appendix for further information on non - GAAP financial measures.

20 COMPANY A scaled, operating business compelling performance data Significant and tangible growth opportunity Listing at an inflection point Teamshares reflects the core elements of successful public market transitions SPONSOR Experienced sponsor with public company and capital markets expertise Track record of long - term shareholder alignment LEAD INVESTORS $126.5M committed common equity PIPE Oversubscribed vs. $50 - 75M initial range Anchored by $1.8T AUM long only investor and $20B+ fundamental hedge fund

21 Quick recap of Teamshares

22 Teamshares is a tech - enabled acquiror of SMEs, and a permanent home for your business Part holdco. Part fintech. We programmatically acquire companies with $0.5 to 5 million of EBITDA from retiring owners, integrate them with the Teamshares platform, and helps employees earn company stock

Teamshares
23

What Teamshares has built in just 6 years as a **market-defining leader**

- Among the largest SME acquirors
- Built a scalable platform of **centralized** financial technology and **decentralized** aligned leadership

COMPANY BUILDING	ACQUISITION ENGINE	CAPITAL EFFICIENCY
$472M 2025 Revenue	**15,000+** Size-qualified leads sourced annually via our software	**4.9x** Historical purchase multiple [1]
92 Operating Companies	**$15M** EBITDA closed in 4Q 2025	**27-37%** of purchase price T+24 Realized Capital Returns

1) EBITDA Multiple represents purchase consideration as of the acquisition date divided by pre-acquisition EBITDA (as described within the Appendix).

Despite the growth to date, it's still early days for Teamshares

24 Our acquisition - based business model drives predictable, repeatable growth and scales through financial technology $100M $60M $19M Pro Forma Adj. EBITDA 1 $(16)M 2024A 2025A 2026E 2027E SME Segment EBITDA eclipsed G&A in 2025 → now incremental EBITDA mostly drops through 1) Pro Forma Adjusted EBITDA is a non - GAAP measure, see Appendix for additional information on non - GAAP financial measures.

25 Recognized within 2025 financials LTM 2025 EBITDA Pro forma financials better reflect Teamshares’ run - rate profitability given its acquisition based model Actual acquisition closed Dec 30 2025 <$15K 2025 Reported Adj. EBITDA for Dec 30 - 31 only $2.4M LTM 12/31/2025 Pro Forma Adj. EBITDA Note: These metrics relate to a specific acquisition during 2025 and include both pre and post acquisition results. This particular acquisition may not be representative of results across all Teamshares acquisitions.

26 U.S. businesses with <100 employees Sources: 1) U.S. Census. 2).Exit Planning Institute. Baby Boomer / Gen X owned Failure rate when trying to sell 6 M 1 4.5 M 1 70% 2 Family succession is rare now, with few buyers for retiring owners

27 75k Businesses for sale sourced by our software in 2025 Not a theoretical TAM, an inbound lead funnel feeds our software 475k Opportunities sourced since launch in 2020 Source: Teamshares transaction software.

28 Teamshares industrialized the process of acquiring traditional SMEs in a repeatable, tech - enabled way 1 ACQUIRE SMEs from 75,000 sourced per yr 2 TRANSITION retirees with new leaders 3 ALIGN + retain the team with opco equity 4 ANALYZE GAAP + ops data to operate well and grow FCF 5 REINVEST FCF to new companies and top organic opportunities

29 Teamshares aims to grow EBITDA 5x in 2 yrs

30 $19M 2025 Actual 5.3x Growth 129% CAGR Pro Forma Adj. EBITDA $100M 2027 Forecast Note: 2027E Estimate represents the low point of guidance. Pro Forma Adjusted EBITDA is a non - GAAP financial measure. See Appendix for additional information regarding non - GAAP financial measures. These figures are goals / targets and are forward - looking, subject to significant, business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that these goals and targets will be achieved and the Company undertakes no duty to update its goals.

31 Programmatic acquiror business model #1 — A growth strategy to outpace organic growth 92 companies six years in

32 Millions of SMEs need to sell next decade - plus #2 — A significant and actionable market 4.5M SMEs owned by Boomers/GenX in US alone Source: US Census.

33 Strong differentiation with retiring owners #3 — We’re unique and we win 50% lifetime win rate on LOIs

34 Our repeatable, scalable platform enables growth #4 - Centralized fintech and decentralized leadership 15,000 size - qualified listings annually 50+ applications per president opening

35 Better capital access as a public company #5 – Acquisition financing is our raw material Public credit is cheaper, deeper, faster Public equity is an advantage for Teamshares

36 Compounding cash flow at attractive rates #6 – Disciplined capital allocation 27 - 37% of purchase price recovered in upstreamed cash at T+24 months Note: See explanation of this measure on Slide 50.

37 What is a programmatic acquiror?

38 Programmatic acquisitions are a capital allocation strategy, not an industry Publicly traded programmatic acquirors have existed for decades across many industries and acquisition strategies

39 A programmatic acquiror: Acquisition growth becomes repeatable and compounding Enables growth above underlying organic rates Continually acquires small private companies as permanent operating subs + Attractive purchase multiples + Not betting the company on a single acquisition + Builds a diversified earnings base across subs + Earnings consolidate within public company + Allocates FCF/capital dynamically across acquisitions and organic

Teamshares
40

While older comps have evolved, recent comps have similarly compounded earnings across cycles

~18% compounding annual returns since January 2020

Outpaced the S&P 500 by ~6% annually


Shares Price CAGR Since January 2020
36.8%
24.8%
24.4%
18.3%
15.1%
12.3%
9.8%
Single-industry software strategy
29.4% as of 6/30/25
S&P Return CAGR: 11.9%
CHAPTERS GROUP
Lagercrantz Group
ADDTECH
DIPLOMA PLC
LIFCO
CONSTELLATION SOFTWARE INC.
Indutrade

Note: Public company financials as of 3/20/2026. Source: FactSet.

41 How Teamshares differs vs. public comps: 1. THESIS DRIVEN Diversified industry strategy focused on retirement situations w/ $0.5 - 5M target EBITDA range 2. LEADERSHIP SUCCESSION Institutionalized leadership model addresses the retirement market while de - risking the transition 3. BIGGER TAM Resulting in a larger addressable market in the US and beyond 4. TECH ENABLES SCALE Supports acquisitions, performance management, and capital allocation

42 We focus on traditional SMEs with very specific criteria Retirement Reason for sale 20+ Years in business $0.5 - 5.0M Target EBITDA 75 - 85% Target EBITDA to FCF conversion Clean Tax returns + bank ledgers Low Transition, customer and tech risk

Teamshares
43

Significant industry diversification

EXAMPLES OF TEAMSHARES COMPANIES:

Niche distributors
Flowers
Paper products
Packing supplies
Sand & gravel

Light manufacturing
Scones
Granola
Organic wool socks
Banking hardware
Hardwood flooring grates

Independent QSR
Burger chain
Pizza chain

Technical services
Commercial cleaning
Small project architecture

Specialty retail
Grocery chain
Low price gifts chain
Butcher shops


Food & Beverage
23%
Distribution
8%
Technical Services
10%
$472M
2025 Reported Revenue
Building Products
17%
Consumer Goods
28%
Business Services
14%

44 Broad geographic diversification 1 8 22 21 West Midwest Alaska 26 Northeast Southwest 11 Southeast Note : Map excludes three non - US companies.

Teamshares

45

Average acquisition size has increased with platform scale, while purchase multiples have remained consistent

EVOLUTION:

+ Max purchase price cap increased from $3M to $6M with deployment of our major credit facility
+ By 2023 we saw ~$1M EBITDA SMEs were a better fit for Teamshares (easier to grow, lower risk)
+ By 2024 $5M+ EBITDA business founders began approaching Teamshares and we expanded our software driven funnel criteria


$0.2
$0.6
$0.5
$0.5
$1.1
$2.6
2020
2021
2022
2023
2024
2025

Average EBITDA Size by Year

Note: $ amounts in millions and rounded.

46 $5M $2.5M $1M Avg EBITDA Size $25 - 50M $10 - 25M $5 - 10M Revenue Range 59,000 158,000 235,000 Estimated US Companies 1 50 100 250 Companies to add $250M 1) Teamshares estimate based on U.S. Census Bureau for firms with $5 - 10, $10 - 25, and $25 - 50 million annual revenue as a proxy for the average EBITDA sizes of $1, 2.5 and 5 million 450,000+ est. companies at $1 - 5M EBITDA Illustration of companies required to add $250M of additional EBITDA The opportunity set for $1 - 5M EBITDA companies is vast, adds to millions of six - figure EBITDA companies The market depth helps reinforce our discipline on quality and terms

47 We have a clear, repeatable compounding model

48 Teamshares is listing at the point where acquired EBITDA is mostly incremental margin These figures are goals / targets and are forward - looking, subject to significant, business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that these goals and targets will be achieved and the Company undertakes no duty to update its goals. Our compounding cycle Acquire EBITDA at 4 - 6x Retain EBITDA year 1, then grow >3% annually Lower interest rate through ↑ scale and FCF Drop - through EBITDA by scaling against G&A

49 Inspecting our compounding cycle 7.2% 2025 Organic EBITDA Growth Acquire EBITDA Retain EBITDA Drop - Through EBITDA Lower Interest Rate 5.3x 2025 Acquisitions Purchase Price / PF Adj. EBITDA +$25M 2025 SME Segment EBITDA Increase vs. $(2)M 2025 Corporate G&A Decrease S+3.1% Blended cost above SOFR on 2025 bank term loans Note: See explanations of these metrics in the “Financial Overview” section of this presentation.

50 The outcome measured by upstreamed cash We believe the ability to return this level of unlevered cash within 24 months is an outlier The amounts presented represent the unlevered cash distributed from operating subsidiaries to our parent entity during the first 24 months following the acquisition date divided by the purchase consideration as of the acquisition date. This metric is useful in evaluating return on investment and payback periods. By measuring the amount of capital returned during the first 24 months following acquisition, this metric helps illustrate how quickly the Company begins to recover its investment and provides a standardized way to compare the early - stage return characteristics of acquisitions completed in different periods. The calculation is performed on an unlevered basis to improve comparability regardless of the capital structure utilized to finance the acquisitions. % of purchase price recovered in upstreamed cash at T+24 months 2024 is T+12

Technology Overview Kevin Shiiba | CTO

52 We build software to access, industrialize + scale our model in the SME market TECHNOLOGY GOALS + Lower Cost: reduce the marginal cost of acquisitions and operations + Increase Throughput: increase acquisition pace while maintaining quality + Reduce Risk and Errors: enforce consistency of financial analysis, diligence, compliance + Proactive Financial Oversight: monitor, flag, and act on performance across 92 subs + Iterative Learning: use accumulating data to make better financial decisions over time

53 Technology and data is how our model scales and compounds More data Financial + Operational Data accumulates AI aimed at driving scale and better financial decisions Better underwriting Improved selection Better financing Lower cost, more capacity Reinvest in more Companies + High ROI technology New Co. TEAMSHARES OS Consistent performance More predictable earnings growth TEAMSHARES BUYOUT More companies Source, analyze, and acquire

Teamshares
54

How we acquire

Our transactions software systematically sources + underwrites thousands of businesses annually


Teamshares
Dashboard
Leads
Approvals
Listings
Brokers
My Tasks
Settings
Sign out
LEAD CONVERSION 125
Pending broker email 13
Emailed broker 66
Call broker 12
NDA signed 28
Pending table review 4
Lead qualification review 6
OFFERS 108
Back from limbo 77
Indication in process 14
Indication presented 2
LOI in process 7
LOI presented 8
Limbo 37
CLOSINGS 97
LOI signed 5
Closed 92
Closings dashboard
Leads Created (Daily)
Leads Created Today
9
New Listings Today
31
TEAMSHARES BUYOUT

<$30K to close an acquisition[1] vs. ~$300-600K for a typical search fund[2]

1) Estimate based on average internal costs. 2) Yale School of Management.

Lifetime sourcing metrics

475,000+
Actively for sale listings

54,000+
Size qualified leads

14,000+
Leads analyzed

92
Companies


Accumulating Leads Data

Growing dataset drives a feedback loop for analysis and AI-automation

55 Very low marginal cost to implement & maintain vs. ~$50K annually with outside advisors 1 How we manage equity ownership + cash flow alignment ISSUE SHARES UPSTREAM CASH PROGRAMMATIC BUYBACKS EMPLOYEE SHAREHOLDER VIEW Payroll Data Integrations Automated Automated Creates alignment for profit growth and cash flow distribution, enabling reinvestment 1) Estimate outside legal costs.

56 Operating Subsidiary Operating Subsidiary Operating Subsidiary Monthly Cash Sweep ⇡ Reinvestment potential We programmatically manage operating cash flow We aim to reinvest upstreamed cash flows into new acquisitions in order to compound over time Structured monthly sweeps from operating subsidiaries, increasingly automated New Acquisitions

57 Our data advantage drives financial visibility KPIs + LTM metrics By industry and company DATA SOURCES Accounting / ERP Integrations with 30+ systems Point of Sale Real - time transactions Payroll Integrations with 40+ systems Banking Two national SIFI banks Standardized Financial + Operating Data 70% companies with >1 integration MD&A + Variance Budget vs. actual Real - time alerts Signal opportunities for growth + intervention Revenue forecasting Statistical model - driven Our accumulating data enables better financial decisions. We have a significant head start. DATA WAREHOUSE WHAT IT ENABLES

58 How AI accelerates the platform TEAMSHARES PLATFORM LEVEL Revenue forecasting Investment analysis AP reconciliation + cash application Chart of accounts mapping Software development + design Financial Analysis Data Analytics Weekly business insights + alerts “On the shop floor” assistant Accounting Review Copilot We can deploy AI into companies we own, measure results directly, and leverage data to improve our models Tech Platform IN PRODUCTION IN USE Team + Individuals PILOTING Company - level experiments Our data flywheel feeds every level NETWORK COMPANY LEVEL Workflow automation Sales + Marketing automations

Acquisition + Transition Overview Madhuri Kommareddi | COO

60 + Software automates / facilitates NDA and info gathering + Initial info package enables screening against our structural investment criteria + Daily IC review of new leads Sourcing + Broker listings = actionable transactions + 75K listings per year sourced + Software automatically filters listings on pre - NDA information + Results in 15K size - qualified listings Actively for sale business listings Standardized screening Listings refreshed hourly

61 Underwriting and Offers Software + data - driven underwriting CIM Tax Returns Valuation 4 - 6x Expected EBITDA* Multiple Target 15 - 20% Unlevered FCF Yield Target * EBITDA recast for expected leadership replacement costs Offers + AI - assisted CIM analysis + Investment memo with structured investment criteria + Flag asymmetries in valuation + Comparisons with companies in similar industries Automatically generated LOI

62 Financial diligence and closing Key diligence and closing steps + 90 - day target close process + Rigorous in - house quality of earnings and proof of cash analyses + In house legal doc and diligence + Extended business and accounting systems/practices diligence More efficient, lower cost version of a traditional closing process Diligence report

63 Onboarding Pre - close + GAAP conversion + Systems upgrade assessment + President attribute profiling + Key employee meetings/alignment Post - close + Standard information gathering + transition checklist + President hiring and training program + Share issuance and education + Former owner transition

64 President President President President Group President President Industry Lead … President Group President 80%+ hiring success rate since 2023 Presidents with industry experience plug into an institutionalized leadership model A sample of prior employers Industry group oversight structure Decentralized group presidents and centralized financial software enable scalability

65 Financial visibility and proactive management across industry groups driven by Teamshares OS Slack push alerts for Monthly MD&A Operating Company KPI Dashboard Industry Group Dashboard

Quick Break 10 minutes

67 Operations Panel Discussion Jacob Roche President & Industry Lead TEAMSHARES Madhuri Kommareddi Chief Operating Officer Anthony Brown Company President Sean Garcia Industry Lead Sarah Queen Company President

Financial Overview Brian Gaebe | CFO

69 Simple Financial Drivers 1 Acquire durable, cash - generative businesses 2 Maintain post - acquisition performance 3 Scale corporate overhead 4 Lower our cost of capital Public listing provides capital and flexibility to accelerate execution of these drivers Four primary factors drive our financial results:

[1] Acquire durable, cash-generative businesses 70

Attractive Unit Economics on Acquisition Equity

Target Returns[1]

Acquiring EBITDA

	$1	EBITDA
x	5x	Target EBITDA multiple
-	4x	3.0x senior and 1.0x seller financing
=	$1	Equity deployed

EBITDA->LFCF Conversion

	$1	EBITDA
x	80%	EBITDA to Unlevered FCF conversion
-	$0.4	Debt service (4.0x * 10% blended rate)
=	$0.4	Year 1 Levered FCF

Target ROE (Before Growth)

Results to Date

EBITDA Purchase Multiple

4.9x	Historical Average[2]

2025 Results

3.9x	Average Net Debt/SME Segment EBITDA[3]
13.5%	Blended Interest Rate[4]
1%	2025 Capex/Revenue[5]

1) These figures are goals / targets and are forward-looking, subject to significant uncertainties and contingencies, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that these goals and targets will be achieved.
2) EBITDA Multiple represents purchase consideration as of the acquisition date divided by pre-acquisition EBITDA (as described within the Appendix).
3) Represents the average net debt from FY2024 & FY2025 divided by 2025 SME Segment EBITDA
4) Represents the weighted average interest rate of debt instruments outstanding as of 12/31/25.
5) Represents Capital Expenditures from the Statement of Cash Flows divided by Revenue from the Income Statement for the year ended December 31, 2025

[2] Maintain post-acquisition performance 71

Consistent Performance Through Active Ownership

Organic Growth

~7.2% organic EBITDA growth YoY [1]

~3% organic EBITDA growth CAGR from '19 - '25 [2]

Profitability Drivers

~1% YoY EBITDA margin expansion[3]

Outperforming Comps

+9% outperformance vs. R2000 YoY growth of (2.2)% [4]

1) Represents change in SME Segment EBITDA from FY'24 to FY'25 for operating subsidiaries that had post-acquisition operations in both comparative periods.
2) Represents change in EBITDA from FY'19 to FY'25 based on the pre and post-acquisition results of operating subsidiaries. The pre-acquisition results are sourced from the historical financial statements of the acquired businesses, adjusted to conform to GAAP.
3) Represents change in SME Segment EBITDA divided by revenue from FY'24 to FY'25 for operating subsidiaries that had post-acquisition operations in both comparative periods.
4) Represents change in EBITDA from FY'24 to FY'25 for Russell 2000 subset based on filters: A) bottom 50th percentile by size, and B) industries including industrials, materials, cons. discretionary and cons. staples. Source: CapIQ

[3] Scale corporate overhead 72

Productivity Scale Through Tech-Enabled Leverage

EBITDA and Corporate Cost Trends


$100
$60
$19
-$16
2024
2025
2026
2027
Pro Forma Adj. EBITDA
Corporate Expenses

Pro Forma Adj. EBITDA : Corporate Costs


2.0 : 1
1.4 : 1
0.5 : 1
-0.4 : 1
2024
2025
2026
2027

2025 Results Affirm Scalability

+$25M SME Segment EBITDA increase [1]

-$2M Corporate overhead decrease [2]

-15% Platform employee reduction [3]

Note: $ amounts in millions and rounded. See Appendix for additional information on non-GAAP financial measures.

1) Represents change in SME Segment EBITDA from FY'24 to FY'25

2) Represents change in unallocated corporate expenses to the Company's reportable segments from FY'24 to FY'25, excluding SPAC merger and transaction costs.

3) Platform employees represents persons employed by the parent entity of Teamshares Inc. that do not work primarily at or on behalf of our operating subsidiaries.

73 Cost of Capital Declines as Credit Improves [4] Lower cost of capital Transaction proceeds and going public provide immediate positive impact to credit profile Initial Credit Facility 1 ● SOFR + 11% ● 3.5x Debt / EBITDA Then (Facility since 2021) Seller Notes ● No broad use until H2’23 15% WA Int. Rate Actual Spread Compression Single Company Financing 2 ● SOFR + 3.1% ● 52% Senior Leverage Now (2025) Seller Notes ● 6.8% Avg ● 23% Unsecured Leverage 7% WA Int. Rate Potential Spread Compression Every 1% decline in interest rate improves our ROE by 4% at 3x senior leverage Financial Impact 73 1) Represents the terms of the Company’s primary credit facility with i80 Group upon issuance in May 2021 (as amended and restated). 2) Represents the weighted average terms of the primary debt issuances utilized to finance domestic acquisitions in FY’25

Teamshares
74

Clear and Achievable Path for EBITDA Growth

EBITDA Forecast Bridge[1]

2025A PF Adj. EBITDA	$19
Acquisitions	40
Organic Growth	3
Corporate Overhead	(2)
2026E PF Adj. EBITDA	$60
Acquisitions	45
Organic Growth	4
Corporate Overhead	(9)
2027E PF Adj. EBITDA	$100

Assumptions

Acquisitions

Acquire EBITDA of $40mm in '26 and $45mm in '27

Organic Growth

3% organic growth + financial products

Corporate Overhead

Contain to ~25% increase through '27 driven by public company compliance costs

Growth driven by repeatable acquisition engine with modest organic assumptions

Note: Amounts in millions of dollars. Pro Forma Adjusted EBITDA is a non-GAAP measure, see Appendix for additional information on non-GAAP financial measures .Forecast represents low end of the range. These figures are goals / targets and are forward-looking, subject to significant, business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that these goals and targets will be achieved and the Company undertakes no duty to update its goals.

75 Existing $126.5M PIPE makes significant contributions to equity needed for acquisitions Note: Amounts in millions of dollars. These figures are goals / targets and are forward - looking, subject to significant, business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that these goals and targets will be achieved and the Company undertakes no duty to update its goals. Acquisitions Acquired EBITDA Acquisition Capital Equity Funding Required Target LTV: 40% Senior + 20% Seller Notes Flex LTV: 50% Senior + 20% Seller Notes Max LTV: 60% Senior + 20% Seller Notes 2026E + 2027E Combined Shares may be used selectively for accretive acquisitions $85 $425 $170 $128 $85

76 Growth Capital Allocation Acquisitions: primary growth and capital allocation strategy Organic growth: selective allocation to companies that grow EBITDA > 20% with attractive payback metrics Returning Capital to Shareholders Share repurchases: no initial plans for a share buyback program. The board will consider opportunistic repurchases in market dislocation when excess capital exists. Dividends: no plans to pay a dividend given our growth opportunity Note: These figures are goals / targets and are forward - looking, subject to significant, business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that these goals and targets will be achieved and the Company undertakes no duty to update its goals. We believe our business model and capital allocation is aligned to create long - term shareholder value Capital allocation strategy

Live Oak Key Conclusions Adam Fishman | Live Oak CFO

78 + Capital Deployment: Can Teamshares continue to deploy capital into high - return opportunities? + Operating Performance: Can Teamshares maintain and grow EBITDA post - acquisition? + Model Scalability: Can the model continue scaling? + Cost of Capital: Can Teamshares lower their cost of capital over time? Building confidence in key investor questions at listing

Q&A Teamshares + Live Oak

Appendix

81 Segment Performance Financial Measures Segment EBITDA is our chief operating decision maker’s primary measure of segment performance. This only includes post - acquisition results and excludes certain non - cash expenses such as depreciation, amortization, goodwill impairment, share - based compensation and gains/(losses) from disposition of assets. Segment Revenues and Segment EBITDA include the impact of intercompany transactions that are eliminated in consolidation. Segment EBITDA includes all expenses directly attributable to the operations of the reportable segments and considered as part of the measure of segment proﬁt or less evaluated by the chief operating decision maker. Corporate costs that are not directly attributable to those operations are presented separately in the reconciliation to Loss Before Income Taxes. See further i nformation regarding the Company’s segment reporting within the Notes to our Consolidated Financial Statements. The tables below summarize the revenue and Segment EBITDA for each of our reportable segments and in the aggregate: Note: Segment EBITDA for the Small Business Acquisitions segment is abbreviated as SME Segment EBITDA throughout this presentation.

82 Historical Financial Results and Reconciliation of Non - GAAP Measures

83 Adjusted EBITDA + Adjusted EBITDA represents our consolidated results for the post - acquisition period and is calculated as net income (loss) adjusted to exclude (i) interest expense, net, (ii) income tax expense (benefit), (iii) depreciation and amortization and (iv) certain non - cash items and other amounts that we do not consider indicative of our core operating performance, including share - based compensation, gains or losses on disposition of assets, impairment expense and changes in fair value of financial instruments. + We believe Adjusted EBITDA is useful in evaluating our ability to generate earnings from our operating base and to compare our performance across periods, particularly where non - cash expenses and other items may vary in timing and amount. This measure has historically been utilized both internally and externally to assess liquidity, reinvestment capacity, and shareholder returns. Non - GAAP Measures + This presentation includes certain non - GAAP financial measures. These measures are intended to supplement, not substitute for, comparable GAAP measures, and may differ from similarly - titled measures used by other companies. + Management believes these non - GAAP measures provide useful information to investors by offering greater transparency into operating performance and comparability across. + Reconciliations of these non - GAAP financial measures to the most directly comparable GAAP measures are provided within this Appendix. + Certain forward - looking non - GAAP measures are presented without reconciliation to GAAP due to the inherent difficulty of forecasting certain items without unreasonable efforts. Pro Forma Adjusted EBITDA + Represents Adjusted EBITDA plus the pre - acquisition results for companies acquired during the respective periods (as if these businesses were owned for the entirety of the period) . + Our primary debt agreements define EBITDA - based covenant measures using the same definitions and adjustments as the non - GAAP measures presented herein. As a result, the Pro Forma Adjusted EBITDA we present is defined consistently with the EBITDA measure used for covenant compliance under our credit agreements. We are also including this disclosure to enable public investors to understand and assess our compliance with those covenants. We may, from time to time, disclose covenant calculations as required by our agreements; such disclosures are provided for compliance assessment and transparency. In addition, including pre - acquisition results improves the alignment between income statement activity and the balance sheet, as the balance sheet fully reflects the impact of acquisition accounting while the income statement would otherwise present only a partial period of post - acquisition results. Therefore, key financial metrics such as leverage ratios would be distorted without this adjustment. Furthermore, we believe Pro Forma Adjusted EBITDA enhances consistency and comparability across periods and provides a more representative view of the consolidated entity’s future earnings potential. Free Cash Flow + Represents net cash used in operating activities less capital expenditures and additions to internally developed software. + This presentation allows users to assess our ability to reinvest in the business, pursue strategic transactions and return capital to investors.

84 Risk Factors Risks Related to Live Oak and the Proposed Business Combination ● Live Oak may not be able to obtain the required shareholder approval to consummate the Proposed Business Combination. ● Live Oak’s sponsors, directors and officers have potential conflicts of interest in recommending that Live Oak’s shareholders vote in favor of the Proposed Business Combination. ● Live Oak’s sponsors, directors and officers have agreed to vote in favor of the Proposed Business Combination, which will increase the likelihood that Live Oak will receive the requisite shareholder approval for the Proposed Business Combination and the transactions contemplated thereby regardless of how Live Oak’s public shareholders vote. ● The ability of Live Oak’s public shareholders to exercise redemption rights with respect to a large number of public shares could deplete Live Oak’s trust account prior to the closing of the Proposed Business Combination and thereby diminish the amount of capital available to the combined company. ● Securities of companies formed through combinations with special purpose acquisition companies such as Live Oak may experience a material decline in price relative to the share price prior to such combinations. ● Holders of Live Oak’s founder shares, including Live Oak’s sponsors, directors and officers and any of their respective affiliates, may receive a positive return on such shares, even if Live Oak’s public shareholders experience a negative return on their investment after the consummation of the Proposed Business Combination. ● Live Oak cannot assure you that its due diligence review of Company’s business has identified all material issues or risks associated with the Company, its business, or the industry in which it operates. Additional information may later arise in connection with the preparation of the registration statement and proxy materials or after the consummation of the Proposed Business Combination, and shareholders of the combined company could lose some or all of their investment. ● If the valuation attributed to the Company in the Proposed Business Combination is not representative of the actual value of the Company’s business, the trading price of combined company shares may suffer and you may lose your entire investment. ● Live Oak’s shareholders will experience significant dilution as a consequence of the Proposed Business Combination and related financings. Risks Related to the Combined Company’s Securities Following the Consummation of the Proposed Business Combination ● The parties will incur significant transaction costs in connection with the Proposed Business Combination, which may exceed current estimates and expectations, and those costs are expected to be paid using the proceeds from the Proposed Business Combination and related financings, diminishing the amount of capital available to the combined company following closing. ● If, following the consummation of the Proposed Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the combined company, its business, or its market, or if they change their recommendation regarding the combined company’s shares adversely, then the price and trading volume of the combined company’s shares could decline. ● An active trading market for the combined company’s securities may not be available on a consistent basis to provide shareholders with adequate liquidity. The market price of the combined company shares could decline significantly and trading volume could decline significantly or become volatile following the consummation of the Proposed Business Combination. ● Because there are no current plans for the combined company to pay cash dividends for the foreseeable future, shareholders may not receive any return on investment unless shares are sold for a price greater than that which was initially paid. ● The ability of Live Oak’s public shareholders to exercise redemption rights with respect to a large number of Live Oak’s outstanding shares could increase the possibility that the Proposed Business Combination would limit the combined company’s anticipated working capital, liquidity and public float following the consummation of the Proposed Business Combination. ● Shareholders will experience immediate and substantial dilution as a consequence of the issuances of shares and other equity securities by the combined company in the Proposed Business Combination and financings related thereto. Additionally, future sales and issuance of shares could result in additional dilution to combined company shareholders and cause the market price of the combined company’s shares to decline even if the business is doing well.

85 Risk Factors ● The combined company’s reported operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause the market price of its securities to fluctuate or decline. ● Following the consummation of the Proposed Business Combination, the combined company may be subject to an increased risk of securities class action litigation. ● The combined company may be unable to obtain additional financing to fund its operations or growth. ● There can be no assurance that the combined company will be able to meet the initial listing standards of Nasdaq in connection with the Proposed Business Combination, or following the closing of the Proposed Business Combination, that the combined company will be able to comply with the continued listing standards of Nasdaq. ● If financing transactions in connection with the Proposed Business Combination are not available on acceptable terms, the combined company will have less working capital available to pursue its business plans. Risks Related to the Company ● Our principal revenues are expected to be earned in the future, through our subsidiaries and through our operating companies, and we depend on our operating companies for cash. ● Our recent growth rates may not be indicative of our future growth. ● Our future revenue and operating results will be harmed if we are unable to acquire new companies, retain existing companies or expand our operating companies base. ● Revenues and profits generated through acquisition may be less than anticipated, and we may fail to uncover all liabilities of acquisition targets. ● In order to support the growth of our business and our acquisition strategy, we may need to incur additional indebtedness or seek capital through new equity or debt financings. ● We may not be able to successfully implement our growth strategy on a timely basis or at all. ● Failure to effectively source, acquire and integrate companies could harm our ability to increase our number of operating companies and achieve broader market acceptance of our business. ● Our acquisition cycle can be long and unpredictable, and our acquisition efforts require considerable time and expense. ● If Teamshares is deemed to be an investment company under the Investment Company Act, it may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult to operate or to execute its growth plans. ● If we fail to offer high quality support, our business and reputation could suffer. ● Our operating companies may never achieve or sustain profitability. ● If we fail to improve and enhance the functionality, performance, reliability, design, security and scalability of our platform and products, our business may be adversely affected. ● We may not be able to obtain additional financing to fund the operations and growth of the business. ● Natural catastrophic events and man - made problems such as power disruptions, computer viruses, global pandemics, data security breaches and terrorism may disrupt our business. ● If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges. ● Our business plan requires us to acquire or invest in companies, which may divert our management’s attention and result in additional dilution to our stockholders. We may be unable to integrate acquired companies and technologies successfully or achieve the expected benefits of such acquisitions.

86 ● We face intense competition, especially from well - established companies offering solutions and related applications. We may lack sufficient financial or other resources to maintain or improve our competitive position, which may harm our ability to grow our business. ● We may need to change our business model to remain competitive. ● If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, and changing needs or preferences, our platform and products may become less competitive. ● We anticipate that our operations will continue to increase in complexity as we grow, which will create management challenges. ● We depend on our senior management team and the loss of one or more key employees or an inability to attract and retain highly skilled employees may adversely affect our business. ● If we are unable to hire, retain and motivate qualified personnel, our business will suffer. ● The estimates of market opportunity and forecasts of market growth included in this presentation may prove to be inaccurate. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all. ● Our pursuit of new business strategies and acquisitions could disrupt our ongoing business, present risks not originally contemplated and materially adversely affect our business, reputation, results of operations and financial condition. ● A cyberattack, security breach or other unauthorized access or interruption to our information technology systems or those of our third - party service providers could delay or interrupt service to our customers and their customers, harm our reputation or subject us to significant liability. ● We depend on third - party data hosting and transmission services. Increases in cost, interruptions in service, latency or poor service from our third - party data center providers could impair the delivery of our platform, which could result in customer dissatisfaction, damage to our reputation, limited growth and reduction in revenue. ● We rely on third - party proprietary and open source software for our platform. Our inability to obtain third - party licenses for such software, or obtain them on favorable terms, or any errors, bugs, defects or failures caused by such software could adversely affect our business, results of operations and financial condition. ● Our use of open source software could subject us to possible litigation or cause us to subject our platform or products to unwanted open source license conditions that could negatively impact our sales. ● We rely on computer hardware, purchased or leased, and software licensed from and services rendered by third parties in order to run our business and assist our companies. ● Our growth depends in part on the success of our strategic relationships with third parties. ● We could incur substantial costs in protecting or defending our proprietary rights. Failure to adequately protect our rights could impair our competitive position and we could lose valuable assets, experience reduced revenue and incur costly litigation. ● We are subject to financial and economic sanctions, export controls and similar laws, and non - compliance with such laws can subject us to administrative, civil, and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation. ● We are subject to anti - corruption, anti - bribery, anti - money laundering and similar laws. Non - compliance with such laws can subject us to criminal and/or civil liability and harm our business. ● Our insurance costs may increase significantly, we may be unable to obtain the same level of insurance coverage and our insurance coverage may not be adequate to cover all possible losses we may suffer. ● Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect our business and future profitability. ● We may be subject to additional obligations to collect and remit sales tax and other taxes. We may be subject to tax liability for past sales, which could harm our business. ● Our anticipated future revenues and earnings and results of operations will suffer if acquisitions we consummate are not as valuable or do not generate the cash we anticipate or we discover material liabilities associated with acquired companies. Risk Factors

87 Risk Factors Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses uncertainty regarding the ability of Teamshares to maintain liquidity sufficient to operate its business effectively, which raises substantial doubt about Teamshares ability to continue as a going concern. ● Teamshares historical financial statements have each been prepared under the assumption that Teamshares will continue as a going concern. The independent auditor for Teamshares has issued a report on the audited financial statements for the years ended December 31, 2025 and 2024 that includes an explanatory paragraph expressing substantial doubt in the Target Company’s ability to continue as a going concern for one year from the date of such report. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business without any adjustments that might result from the outcome of this uncertainty. The ability of Teamshares to continue as a going concern is dependent upon several factors, including Teamshares’ ability to successfully refinance and/or extend certain of its indebtedness, including the i80 Facility and HBC Facility, although there can be no assurance that such refinancing or extensions of either or both credit facilities will occur. The closing of the Business Combination was not incorporated into the Company’s analysis regarding its ability to continue as a going concern primarily due to regulatory approvals that were deemed outside of its control. Management’s plans to alleviate these conditions include consummation of the Business Combination, which Teamshares expects will provide the Company with proceeds to refinance or repay the HBC Facility, may result in improved Company liquidity (subject, among other factors, to final Live Oak redemption results) and may also increase the likelihood of successfully refinancing the Company’s existing indebtedness; provided, however, that the foregoing potential improvements relative to the Company’s current cash flow and liquidity position also assumes that Teamshares is able to repay or refinance its obligations pursuant to the i80 Facility which, if not refinanced and/or extended, comes due and must be repaid on December 5, 2026. However, there can be no assurance the Company will be successful in obtaining such refinancing or extensions of credit agreement maturity dates on acceptable terms, or at all. If the Company is not able to obtain such debt or equity financing on reasonable terms or at all, this may impair Teamshares’ ability to execute its business strategies , including, without limitation, potentially deferring or delaying the timelines or ability to consummation additional operating subsidiary acquisitions in accordance with Teamshares managements’ current plans, predications and estimates with regard to such acquisitions; further, Teamshares may experience shortages of operating and acquisition capital if required to repay the principal and interest (including PIK interest) amounts outstanding pursuant to the i80 Facility when they are currently scheduled to come due and may, in such circumstances, be forced to accept alternative or supplemental financing, if any such financing is available, which may not be on terms favorable to Teamshares (relative to the Company’s existing indebtedness or generally). If Teamshares cannot continue as a viable entity, investors, including holders of Combined Company Common Stock following the closing of the Business Combination, may lose some or all of their investment.

It’s still Day One at